Exhibit 99.1

Universal Insurance Holdings Declares Cash Dividend of 16 Cents per Share

Fort Lauderdale, Fla., April 10, 2019 – The Board of Directors of Universal Insurance Holdings, Inc. (NYSE: UVE) has declared a quarterly cash dividend of 16 cents per share of common stock, payable May 10, 2019, to shareholders of record as of the close of business on May 3, 2019.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Investor Relations Contact:

Rob Luther, 954-958-1200 ext. 6750

VP, Corporate Development, Strategy & IR

rluther@universalproperty.com

Media Relations Contact:

Andy Brimmer / Mahmoud Siddig, 212-355-4449

Joele Frank, Wilkinson Brimmer Katcher